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                                                                    Exhibit 99.1
                                                                    ------------

                        SPECIAL MEETING OF STOCKHOLDERS

                          COMMUNITY BANK SYSTEM, INC.

                               [        ], 2001

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please mark, sign, date and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

YOUR CONTROL NUMBER IS  ---> [         ]
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                          COMMUNITY BANK SYSTEM, INC.
                            5790 WIDEWATERS PARKWAY
                            DEWITT, NEW YORK 13214

                        SPECIAL MEETING OF STOCKHOLDERS
                               [        ], 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder(s) of COMMUNITY BANK SYSTEM, INC. hereby constitute and appoint Sanford A. Belden, David G. Wallace, Charles M. Ertel and Donna J. Drengel, or any of them, the true and lawful agent and attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorize them to represent and to vote, as designated below, all of the shares of common stock owned by the undersigned or registered in the name of the undersigned at the
Special Meeting of the Stockholders to be held on [       ], 2001 at [ ]:[ ]
[ ].m., Eastern time, or at any and all adjournments thereof.

         Proposal 1: To approve and adopt the Agreement and Plan of Merger,
         ----------
         dated as of November 29, 2000, by and between Community Bank System, Inc. and First Liberty Bank Corp., as amended (the "Merger Agreement"), providing for the merger of First Liberty Bank Corp. with and into Community Bank System, Inc., as described in the Joint Proxy Statement/Prospectus dated [ ], 2001.

                  FOR                AGAINST           ABSTAIN
                  [ ]                  [ ]               [ ]

         Proposal 2: To adjourn the Special Meeting, if necessary, to permit
         ----------
         further solicitation of proxies in the event that there are not sufficient affirmative votes at the time of the Special Meeting to adopt and approve the Merger Agreement.

                  FOR                AGAINST           ABSTAIN
                  [ ]                  [ ]               [ ]


         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of the Stockholders or any and all adjournments thereof.

         This proxy, when properly executed, will be voted in the manner directed above by the undersigned stockholder(s). If no direction is made, this proxy will be voted "for" Proposals 1 and 2.

         Please sign exactly as the name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate your capacity. If a corporation, please sign in full corporate name and have signed by the president or other duly authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

         Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.
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                                 Dated:   ______________________, 2001


                                          ---------------------------------
                                          (signature)


                                          ---------------------------------
                                          (signature if jointly held)